EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard QUANTITATIVE Funds
File Number: 811-4526
Registrant CIK Number: 0000799127


Item 73 For Series 2 and Series 5

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 2 SEC Identifier S000012022(Vanguard Structured Large-Cap Equity Fund)
Class 1 SEC Identifier C000032754
Class 2 SEC Identifier C000032755

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $___.011
        2. Distributions of capital gains from a second class of open-end company shares                            $___.022

Series 5 SEC Identifier new fund(Vanguard Structured Broad Market Fund) Class 1 SEC Identifier new fund class
Class 2 SEC Identifier new fund class

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $___.095
        2. Distributions of capital gains from a second class of open-end company shares                            $___.190

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